Exhibit 10.1

Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.

*** Development Services Agreement

INTRODUCTION AND SCOPE

1	Parties

1.1    Elanco is

                                  1.1.1    ElancoAnimal Health, a division of Eli Lilly and Company

                                  1.1.2    an Indiana corporation.

1.2    Altairnano is

                                  1.2.1    Altair Nanotechnologies, Inc.

                                  1.2.2    a Nevada corporation.

2    Term

               2.1    The Effective Date (this and other capitalized terms are defined in Exhibit A) is retroactive to June 15, 2007.

               2.2    The Expiration Date is December 31, 2010.

3    Background

3.1	Elanco is a global research-based corporation that develops, manufactures and sells animal health products.

3.2
Altairnano is an innovator and supplier of advanced novel, ceramic Nanotechnologies which are used in products that exhibit ground-breaking performance and maintains a staff that are knowledgeable, experienced and skilled at development of Nanotechnologies for the alternative energy, life sciences and performance materials markets based on its proprietary manufacturing process.

3.3	Elanco wishes to engage Altairnano to develop a manufacturing process for ***.

3.4	Altairnano wishes to accept the engagement.

4    Scope of Agreement

4.1	This Agreement applies to the Services and Products set forth in Exhibit B.

4.2	Altairnano’s Compensation is set forth in Exhibit B.

ALTAIRNANO’S RIGHTS AND OBLIGATIONS

5    Altairnano’s General Rights and Obligations

5.1	Altairnano will furnish Elanco all Services, Deliverables and/or Products described by the Project Specifications.

5.2	Altairnano will provide everything it needs to furnish such Services, Deliverables and Products except for items or responsibilities the Project Specifications expressly assign to Elanco.

5.3
The Compensation is the entire compensation Altairnano will receive for full performance of all its obligations under the Agreement, including all labor, materials, expenses, overhead, taxes and profit.

6    Development Services

6.1	Altairnano will manufacture Product at an Altairnano FDA approvable facility in accordance with cGMP, the Product Specifications, the Quality Agreement and Applicable Law.

6.2	Altairnano will complete the Services and deliver product on the delivery date(s) specified by Elanco in accordance with Exhibit B.

6.3
Altairnano will comply with any exposure guidelines set forth in any material safety data sheets. Altairnano will promptly inform Elanco of any adverse environmental, health or safety events related to the manufacture of the Product.

6.4
Altairnano will not, without Elanco’s prior written consent, (i) make any changes to the Product Specifications or process used to manufacture the Product (including the manufacturing batch records incorporated into the Product Specifications or processes) or (ii) manufacture the Product in any facility other than any manufacturing facility specified in Exhibit B.

6.5
Altairnano will not rework or remanufacture lots of Product without approval in advance from Elanco and will only be acceptable if the procedures for reworking and remanufacturing the lots are validated as part of the registered process for manufacturing the Products and approved by Elanco.

6.6	Altairnano will not change raw material vendors without the prior written consent of Elanco.

6.7
Altairnano will develop and document contingency plans to ensure continuous supply of Product to Elanco. Such contingency plan will include, without limitation, Altairnano’s plans for the maintenance of adequate raw materials to meet demand, equipment preventative maintenance plans, and inventory safety stock to cover line down situations.

6.8
Altairnano will file a Drug Master File (DMF) and Active Substance Master File (ASMF) for the API specified Exhibit D. Altairnano will provide Elanco with a Letter of Authorization and Letter of Access for Regulatory submissions. Altairnano will provide copies of the DMF and ASMF to Elanco. Altairnano will allow Elanco to review and approve the DMF and ASMF before the initial filing and before any subsequent changes and updates after the initial filings. Elanco will provide written consent.

7     Allocation of Resources

In addition to whatever remedies are available to Elanco at law, in equity or under this Agreement, if for any reason Altairnano’s supply of Product at any time, including during a Force Majeure condition, is insufficient to meet its obligation to Elanco under this Agreement and to other customers under other agreements, purchase orders or arrangements, Altairnano will allocate the available resources to Elanco and its other customers on a pro rata basis, with Elanco’s pro rata share being based on the most recent forecast provided by Elanco to Altairnano.

8     Altairnano’s Representations and Warranties

8.1	Altairnano represents and warrants that:

8.1.1	Altairnano is duly organized and in good standing under the laws of the jurisdiction of its formation, and any authorization necessary for making and performing under this Agreement have been given.

8.1.2	The making and performance of this Agreement do not conflict with Altairnano’s governing documents or any contractual obligation to another.

8.1.3	Altairnano’s performance under this Agreement (including, without limitation, performance of Services, manufacture of Product, and Altairnano’s employment practices) complies with all Applicable Law.

8.1.4	All Product supplied by Altairnano under this Agreement is or was manufactured in accordance with the Product Specifications, cGMP, the Quality Agreement and Applicable Law.

8.1.5	All Product supplied by Altairnano under this Agreement conforms to the Product Specifications.

8.1.6
Altairnano has obtained all permits, licenses and other authorizations which are required under Applicable Law to manufacture the Product, perform the Services, and deliver the Products and/or Deliverables. Altairnano is in compliance, and during the term of this Agreement will take all actions necessary to comply, with all terms and conditions of any and all required permits, licenses and authorizations applicable to the manufacture and supply of Product.

8.1.7	No Product delivered to Elanco pursuant to this Agreement will be manufactured or processed in any equipment that has been used to process animal or human tissue.

8.1.8	All Products are free from defects in material and workmanship.

8.1.9	The Products are free from all liens, Claims and encumbrances.

8.1.10	Services will be rendered with that degree of skill and knowledge normally possessed and employed by members of the relevant trade or profession in good standing in the United States of America.

8.1.11
Altairnano will not infringe any rights (including trademark rights, copyrights, patents, trade secrets, privacy rights, or contractual rights) of any other Person in providing the Services or manufacturing the Product and no use of the Product, Work Product or Deliverables by Elanco consistent with this Agreement infringes such rights. This representation and warranty does not apply to infringement arising solely from Elanco’s use of the Products, Work Product or Deliverables in a manner that is contrary to Altairnano’s recommendations, or in combination with other materials, if Altairnano was not aware of and could not reasonably anticipate such combined use. Altairnano Intellectual Property used to provide the Services or manufacture the Products, or incorporated into the Products does not not infringe any rights (including trademark rights, copyrights, patents, trade secrets, privacy rights, or contractual rights) of any other Person.

8.2	Without limiting any other representations or warranties in this Agreement, ALTAIRNANO DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

9    Non-Compete

9.1
For and during the period this Agreement is in effect, neither Altairnano nor any of its Affiliates will manufacture any product, whether for itself or for any other third party, containing the API of any Product manufactured under this Agreement without obtaining Elanco’s prior written consent, with express exception of API made for human use in accordance with Altairnano’s agreement with ***. In the event Altairnano acquires or otherwise enters into a business which manufactures, markets or sells any product containing the API of any Product manufactured under this Agreement, Elanco will have the right to terminate this Agreement with ninety (90) days written notice.

10
Manufacturing Reporting. Upon request, Altairnano will, on a timely basis, provide Elanco with all information reasonably necessary for Elanco to comply with its regulatory requirements, including, without limitation, stability data, any changes to the master batch record or production or quality control procedures referenced in the master batch record and the detailed reason for such change.

11
Adverse Event Reporting. Altairnano will report to Elanco any adverse drug experiences, medical inquiries, or quality complaints of which Altairnano becomes aware involving the Product within twenty-four (24) hours of receipt. Elanco is responsible for responding to and/or reporting Product complaints, adverse drug experiences and medical inquiries. When requested by Elanco, Altairnano will provide reasonable assistance in responding to any complaints, adverse drug experiences, or medical inquiries, including reviews of retained samples and batch records, Product testing, and retaining samples. Elanco will report to Altairnano any Elanco Pharmaceutical complaints, adverse drug experiences and medical inquiries potentially related to Altairnano’s manufacturing of the Product.

12
Regulatory Inspections. Altairnano agrees to inform Elanco within twenty-four (24) hours of any regulatory inquiry, communication or inspection which directly or indirectly affects the production of the Products. In the event of an inspection by any Government Authority which involves a Product, Elanco will be notified within twenty-four(24) hours of the issuance of the notice of inspection or the presence of an inspector. In the event there are written observations (or any other written communication) by a Governmental Authority which involve a Product, or any proposed written response by Altairnano to any such inspection, Elanco will be informed within twenty-four (24) hours and be provided with copies of all documentation within forty-eight (48) hours, and will have the opportunity to review and provide input to the response. If Elanco elects to provide input to the response, such input will be provided by Elanco to Altairnano as promptly as practicable.

13	Recalls

13.1
If Altairnano determines there is a defect, impurity, contamination or non-conformity in Product previously delivered pursuant to this Agreement, or for any other reason decides to recall Product, Altairnano will immediately notify Elanco, and will reimburse Elanco for the purchase price paid by Elanco for the recalled Product.

13.2
In the event that Elanco is required or requested by any regulatory authority, or voluntarily decides to recall a Elanco pharmaceutical because of a defect in the Product due to any Fault of Altairnano, Altairnano will, in addition to the other remedies set forth in this Agreement, reimburse Elanco for (a) any cost expended by Elanco to effect the recall, (b) the purchase price and any related costs paid by Elanco for the Product effected by the recall, and (c) Elanco’s cost of other materials contained in the recalled Elanco pharmaceutical and any Elanco pharmaceutical or work-in-progress that cannot be shipped or finished due to the condition requiring the recall.

14	Altairnano’s Invoices

14.1	Timing. Altairnano will submit invoices as follows.

14.1.1	Invoices for the percentage of work completed during the billing period..

14.1.2	Product invoices will be submitted upon shipment.

14.2
Invoices. Each invoice must comply with Elanco’s standard forms and procedures (as changed from time to time) and published on the internet at and with any specific requirements in this Agreement. Each invoice will be accompanied by:

14.2.1	Any additional information as Elanco may reasonably request in writing.

14.3	Currency. Invoices will be in United States dollars and payment will be in United States dollars.

15	Supplier Diversity Development

15.1
Altairnano agrees to endeavor to purchase annually from businesses that fall within one or more of the categories listed below. Within fifteen (15) days of the end of each calendar quarter, Altairnano will report to Lilly the amount (in United States dollars) of such purchases for the calendar quarter that just ended, itemized among such categories. Altairrnano will deliver the report to the address designated by Lilly.

MBE	Minority business enterprises certified as such by an affiliate of the National Minority Supplier Development Council, Inc. Certification requirements can be found at www.nmsdc.org.
WBE
Women business enterprises meeting the requirements for certification as such by the Women's Business Enterprise National Council. See www.wbenc.org for requirements. Actual certification desirable but not required.

WOSB	Women-owned small business concerns as defined in 48 CFR 2.101 (at least 51% owned by women with management and daily business operations controlled by one or more women).
SDB	Small disadvantaged business concerns as defined in 48 CFR 2.101 (which requires certification by the Small Business Administration under 13 CFR part 124 subpart B).

VBE
Veteran-owned small business concerns as defined in 48 CFR 2.101 (at least 51% owned by veterans with management and daily business operations controlled by one or more veterans). Self-certification is acceptable..

DVBE
Service-disabled veteran-owned small business concerns as defined in 48 CFR 2.101 (veterans with service-connected disability own at least 51% and control management and daily business operations). Self-certification is acceptable.

HUB	HUBZONE small business concerns as defined in 48 CFR 2.101 (based on census tract information, economic data, and unemployment rates in a particular geographic area).
8A Participants	Participants, as defined in 13 CFR 124.3, in the Small Business Administration's Section 8(a) business development program of 13 CFR part 124 subpart A.
HBCU/MI	Historically black colleges and universities or minority institutions, each as defined in 48 CFR 2.101.

16	Safety and Security

16.1
Altairnano will comply with, and will cause its Employees to comply with, policies and procedures that Elanco establishes to enhance the safety and security of its facilities and of Persons at or near its facilities.

17	Debarment

17.1
Altairnano certifies that it has not and will not use in any capacity the services of any Person debarred under 21 USC 335a(a) (as amended) (mandatory debarment) or 21 USC 335a(b) (as amended) (permissive debarment) in connection with this Agreement. Altairnano will require the same certification of its Subcontractors.

17.2
Altairnano will immediately notify Elanco in writing (with a copy to Elanco’s legal counsel) of any actions taken or proceeding pending that threatens or confirms a debarment under this section. Altairnano will require its Subcontractors to notify it of any action taken or proceeding pending that threatens or confirms a debarment under this section, and Altairnano will immediately notify Elanco in writing (with a copy to Elanco’s legal counsel) of any notifications from its Subcontractors.

18	Altairnano’s Obligations at End of Term

18.1
Upon expiration, notice of termination or notice of cancellation of this Agreement, Altairnano will cooperate with Elanco to wind down and close this Agreement smoothly including, as reasonably required by Elanco, the completion of work in progress and the transfer of its obligations to another supplier, if applicable. Altairnano will also, at its sole expense; (i) promptly effect the removal of Elanco’s Confidential Information from its systems and files and those of its Subcontractors (ii) deliver to Elanco any of Elanco’s Property in Altairnano’s possession or control, and (iii) promptly deliver to Elanco any Records of Elanco’s Confidential Information in Altairnano’s possession or control that are not Elanco’s Property.

18.2
As an alternative to delivery of Elanco’s Property or Records of Elanco’s Confidential Information to Elanco, Elanco may direct Altairnano to destroy them or deliver them to another destination of Elanco’s choosing. Elanco’s exercise of this alternative must be in writing.

ELANCO’S RIGHTS AND OBLIGATIONS

19	Elanco’s General Rights and Obligations

19.1	Elanco will pay Altairnano the Compensation in accordance with the terms of this Agreement.

19.2	Elanco will perform any obligations expressly assigned to it in the Project Specifications or elsewhere in the Agreement.

20	Payment

20.1
Payment terms. Payment will be due forty-five (45) days after Elanco’s accounts payable department receives an invoice that complies with the requirements of this Agreement, except that Elanco may withhold payment of any amount that it may reasonably dispute in good faith until such dispute is resolved.

20.2	Discounts. Should Elanco make payments within twenty (20) days after it receives an invoice, Elanco will receive a discount of two percent (2%) off the invoiced amount.

21	Changes to Product Specifications

Elanco, at its option from time to time, may request a change in the Product Specifications by notifying Altairnano in writing. The parties will work together in good faith to determine whether to implement the proposed change. As soon as possible, but in any event within thirty (30) days, after the change request is received by Altairnano, Altairnano will notify Elanco of any adjustments in compensation or delivery timing necessary to accommodate the changed Product Specifications. The revised Product Specifications will become applicable as of the date mutually agreed to by Elanco and Altairnano, and all references thereafter to the “Product Specifications” will refer to the Product Specifications as modified. The new Product Specifications will be attached to Exhibit D.

22	Access to Elanco’s Facilities and Information Systems

22.1	Elanco retains its right to restrict or refuse any Person, including Altairnano’s Employees and representatives, access to its facilities, computers, or other information systems.

22.2
Such restriction or refusal excuses Altairnano’s performance under this Agreement only if it renders Altairnano’s performance impracticable, does not comport with Elanco’s written procedures, and is manifestly unreasonable.

23	Elanco’s Right to Cancel

23.1
Elanco may cancel this Agreement for any reason including convenience by written notice to Altairnano. Cancellation will be effective ninety (90) days after Altairnano receives the notice or on a later date if the notice so specifies.

24	Elanco’s Obligations at End of Term

24.1.1
In the event of any termination or cancellation of this Agreement before it expires Elanco’s obligation to compensate Altairnano is reduced to the portion of the Compensation corresponding to Services and Products properly furnished prior to cancellation or termination, with the calculation of the amount of the reduction consistent with the provisions of this Agreement establishing the amount of Compensation

INFORMATION AND PROPERTY RIGHTS AND OBLIGATIONS

25	Property Rights

25.1
Specified property and intellectual property rights. All property and intellectual property rights are defined in the Collaborative Research, License & Commercialization Agreement between Altair Nanomaterials, Inc. and Elanco Animal Health, Articles II, VI and VII and hereby incorporated by reference, executed by Altairnano on Apri 28, 2006.

25.2
Altairnano’s possession of Elanco’s Property. In Course of their relationship under this Agreement, Altairnano may have Elanco’s Property in its possession. Altairnano will exercise appropriate care with respect to Elanco’s Property, but in no event will Altairnano exercise a lower degree of care in safeguarding Elanco’s Property from damage, destruction, loss or unathorizeddisclosure than Altairnano uses in safeguarding its own property of a similar nature. Altairnano may not encumber Elanco’s Property, transfer possession of Elanco’s Property to anyone else, or use Elanco’s Property for any purpose other than the performance of its obligations under this Agreement. Altairnano will dispose of Elanco’s Property only in accordance with written instructions from Elanco. Without limiting the generality of the previous sentence, Altairnano acknowledges that it may not make unauthorized copies of Records that belong to Elanco and that all copies of Elanco’s Records made in contravention of this provision are Elanco’s property. Upon written instructions, Altairnano will deliver Elanco’s Property to Elanco or its designee.

26	Confidentiality

26.1
Because of this Agreement, Altairnano may have access to Elanco’s Confidential Information. Elanco’s Confidential Information includes, but is not limited to information regarding research and development plans and results, new compounds and processes, evaluation procedures (including clinical and field testing), product formulations, manufacturing methods, applications to Government Authorities for product clearance, pricing and cost figures, construction plans, marketing and advertising studies and plans, customer lists, computer information and software, special techniques unique to Elanco’s business, and information Elanco includes in any system of information protection. Altairnano will hold Elanco’s Confidential Information in strict confidence and will not use it for purposes other than those set forth in this Agreement. Altairnano will reveal Elanco’s Confidential Information only to those Employees and Employees of Subcontractors who need to know the information to provide Services under this Agreement and who have executed a confidentiality and non-use undertaking consistent with this section. Altairnano will inform its Employees who have access to Elanco’s Confidential Information of its confidential nature. Altairnano is responsible for any unauthorized use or disclosure of Elanco’s Confidential Information by its Employees, its Subcontractors, or its Subcontractors’ Employees.

26.2
Altairnano may disclose Elanco’s Confidential Information to the extent required by Applicable Law, but only if Altairnano gives Elanco prior notice in order to allow Elanco a reasonable opportunity to prevent disclosure or to seek entry of a protective order.

26.3
Nothing in this section gives Altairnano any right or license in any patent, trade secret, copyright, trademark or other Intellectual Property of Elanco, other than to use Elanco’s Confidential Information for purposes of this Agreement.

26.4
Upon written instruction from Elanco, Altairnano will promptly effect the removal of all copies and instances of Elanco’s Confidential Information from its systems and files and those of its Subcontractors and deliver to Elanco or otherwise dispose of all Records containing Elanco’s Confidential Information in Altairnano’s possession or control.

26.5
Altairnano’s obligations under this section last until the relevant information no longer meets the definition of Elanco’s Confidential Information or until five (5) years after cancellation, termination, or expiration of the Agreement, whichever occurs first.  Provided however, that Altairnano’s obligations under this section with regard to Elanco trade secrets is perpetual.

27	Records and Audits

27.1
Records that must be created and maintained. At its own expense, Altairnano will create and maintain all Records: (i) required by this Agreement and Applicable Law that relate to this Agreement and to Altairnano’s performance under this Agreement, (ii) sufficient to demonstrate that any and all amounts invoiced to Elanco under this Agreement are accurate and proper in both kind and amount, (iii) sufficient to demonstrate the accuracy of any representations or reports submitted to Elanco under this Agreement, and (iv) sufficient to enable Elanco to comply with Applicable Laws and other legal obligations, to the extent that Altairnano has or reasonably should have knowledge of those Applicable Laws and other legal obligations.

27.2
Record retention periods. Altairnano will maintain all of the Records listed above for the longest of the following retention periods that applies: (i) any period prescribed by Applicable law or stated expressly in this Agreement, (ii) for Records related to invoices, for three (3) years after payment of the invoice by Elanco, (iii) for Records related to reports submitted to Elanco, for three (3) years after the report is submitted, and (iv) for all Records not addressed by one of the above, for three (3) years after the term of this Agreement.

27.3
Access to Records. At no additional cost to Elanco, Altairnano will allow Elanco to inspect (and, upon request, Altairnano will furnish copies of) Records Altairnano is required to create or maintain under this Agreement for the purposes of evaluating and verifying: (i) compliance with the requirements of this Agreement, (ii) compliance with Applicable Law related to this Agreement or to Altairnano’s performance under this Agreement, (iii) the accuracy and propriety of any invoice submitted to Elanco, and (iv) the accuracy of any representations or reports submitted to Elanco.

27.4
Access to facilities. At reasonable times and with reasonable advance notice, Elanco may enter and inspect any premises where Records are maintained or Services are performed as Elanco deems necessary for the purposes described in the preceding subsection, Access to Records. Altairnano will cooperate with Elanco and provide reasonable assistance to Elanco to facilitate the evaluation and inspection, and Elanco will reasonably cooperate with Altairnano to mitigate disruption to Altairnano’s operations. In addition to the right to audit pursuant to this subsection, Elanco will have the right to have representatives in the facility where Product is being manufactured during operations related to process transfer, scale-up, development and manufacture of Product. In the event that Records are maintained, Services are performed, or Elanco’s Property is kept at premises that Altairnano does not control, Altairnano will secure rights of entry and inspection sufficient to allow Elanco to exercise its rights under this section.

27.5
Quality Audit Findings. Altairnano agrees to cooperate with Elanco and take such other actions as may be reasonably necessary to carry out the purpose and intent of this Agreement with respect to manufacturing quality and capability, including without limitation, developing action plans to address any deficiencies noticed and appropriate pursuit of such issues in a timely manner.

27.6
Elanco employees and designees. Elanco, its employees, or designees may exercise Elanco’s rights of entrance and inspection under this section. Examples of Persons that Elanco may designate include Elanco’s independent auditors and representatives of Government Authorities having jurisdiction over Elanco or its activities related to this Agreement.

27.7
Records generated electronically. For Records generated by Electronic databases, spreadsheets, programs or the like, Elanco’s rights to access and inspection under this section extend to the database, spreadsheet or program that generated the Record as well as the Record itself.

27.8
Records subject to other provisions of this Agreement. Some Records required by this section may also fall within the definition of Work Product, Deliverables, or Altairnano’s Intellectual Capital. Altairnano’s obligations under this section do not diminish Altairnano’s other obligations toward, or Elanco’s property rights to, such Records. Altairnano’s obligations to maintain Records under this section are extinguished to the extent that Altairnano properly satisfies another obligation in this Agreement to deliver or to dispose of such Records.

27.9
Audit Expenses. Elanco will pay its own expenses for any inspection of the Records or Altairnano’s premises. However, if in any audit, Elanco determines that material issues exist that result, resulted or will result in an overcharge of two percent (2%) or more of the invoiced amount for the audited period, Altairnano will, within thirty (30) days, reimburse Elanco for its out-of-pocket costs incurred in conducting the audit, in addition to any remedies that Elanco may have for the overcharge (such as a refund). This subsection is intended as a fair allocation of audit expenses, not as damages or a penalty.

28	Nondisclosure, Publicity, and Use of Elanco Name or Trademarks

28.1	Altairnano will not disclose any information about this Agreement, including its existence, without Elanco’s consent.

28.2
Altairnano will not use the name of Elanco, any Elanco employee or any Elanco product or service in any press release, advertising or materials distributed to prospective or existing customers, annual reports or any other public disclosure, except with Elanco’s prior written authorization or as required by Applicable Law. To the extent allowed by Applicable Law, Altairnano will provide copies of any proposed disclosure for prior review and comment by Elanco’s external corporate communications (public relations) department no less than ten (10) days prior to disclosure. Under no circumstances will Altairnano use the Elanco logo or other trademark in any such materials or disclosures.

28.3	In no event will Altairnano:

28.3.1	represent, directly or indirectly, that any Altairnano product or service has been approved, recommended, certified or endorsed by Elanco;

28.3.2	use Elanco’s name, logo, or other trademarks on any business cards, letterhead, or similar materials.

28.4	Elanco may, in its sole discretion, revoke any authorization or consent given under this section.

RISK ALLOCATION

29	Delivery and Risk of Loss

Product will be delivered FOB from any Altairnano facility designated in Exhibit B. (unless otherwise specifically stated in that Supplemental Agreement).

30	Breach and Remedies

30.1
Remedies are cumulative. Except to the extent that remedies are expressly limited in this Agreement, each party is entitled to all the remedies available to it in law and in equity. The parties do not intend the identification of a particular remedy to limit a party to that remedy unless the language clearly states that the remedy is the sole or exclusive remedy.

30.2
Termination for material breach. Either party may terminate this Agreement for material breach by written notice to the breaching party (with a copy to the breaching party’s legal counsel). Termination will be effective twenty-four (24) months after receipt of notice unless the breach is cured before that effective date.

30.3
Late or Non-delivery of Product. In the event that Altairnano fails to deliver Product on or before the delivery date specified under Exhibit B, Elanco may cancel all or a portion of the affected order. The delivery date specified under Exhibit B may change as the result of agreement by the Steering Committee.

30.4
Non-conforming Product. Elanco reserves the right to reject Product that does not conform to the Product Specifications. Elanco will provide notice that Product has been rejected within thirty (30) days of receipt of the Product, or thirty (30) days of discovery of the non-conformity, should it not be evident upon reasonable inspection at the time of delivery. Upon notice of rejection, Altairnano will accept return of the Product and, at Elanco’s discretion, either replace the non-conforming Product with new Product meeting the Product Specifications as quickly as possible, or refund the purchase price paid by Elanco, plus Elanco’s shipping costs, within thirty (30) days of the rejection notice. Any Product for which Elanco elects to receive a refund will reduce the quantities of Product (if any) Elanco is required to purchase from Altairnano under Exhibit B. In addition, Altairnano will reimburse Elanco for the difference between Elanco’s contract price with Altairnano set forth in Exhibit B and the actual cost of any cover product purchased by Elanco to replace the non-conforming Product.

30.5
Breach of warranty of non-infringement. In the event Altairnano breaches any warranty of non-infringement for a Service or Product, Elanco may elect one of the following remedies, in addition to recovering any other damages or indemnification under this Agreement:

30.5.1
Require Altairnano to obtain for Elanco’s benefit a license or assignment of rights sufficient to afford Elanco the full benefits of the Products and Services, both alternatives being at Altairnano’s expense.

30.5.2
Recover (or withhold) from Altairnano the portion of Altairnano’s compensation attributable to the infringing Services or Products, as well as the value of the API used to manufacture any such Product.

30.6
Equitable relief. Altairnano acknowledges that, due to the nature of Elanco’s business, monetary damages are inadequate to protect Elanco from any threatened or actual breach of Altairnano’s duty to protect Elanco’s Confidential Information and that any breach will cause irreparable harm to Elanco. Accordingly, Altairnano agrees that Elanco is entitled to an injunction restraining any breach or threatened breach without having to prove the inadequacy of monetary damages or irreparable harm.

31	Insurance

31.1	Altairnano will maintain all the insurance policies listed in the attached Exhibit C.

32	Indemnification

32.1
Altairnano will indemnify Elanco and its Affiliates for any and all Losses (including Elanco’s own Losses and those owed under third-party Claims) to the extent arising from any Fault related to this Agreement on the part of Altairnano, its Affiliates, its Subcontractors, or their respective Employees. Altairnano will not indeminify Elanco and/or its Affiliates for any and all Losses resulting from any Fault related to this Agreement on the part of Elanco or its Affiliates, its Subcontractors, or their respective Employees.

32.2
If an Indemnitee becomes aware of a third-party Claim that (if successful) will result in a Loss to be indemnified under this section, the Indemnitee will promptly notify the Indemnitor in writing (with a copy of the notice to the Indemnitor’s legal counsel). Failure or delay in giving such notice will not affect the right to be indemnified except to the extent that it prejudices the defense of the Claim. If the Indemnitor acknowledges that the Claim (if successful) will result in Loss within its obligation to indemnify under this section, it may assume the defense within fifteen (15) days after receiving the notice of the Claim. In the meantime, the Indemnitee may take any action that it deems appropriate to protect its interests or those of the Indemnitor, provided it is not prejudicial to the Indemnitor.

32.3
If the Indemnitor acknowledges its obligation to indemnify and assumes the defense, it will have both the duty to defend and the right to control the defense. The Indemnitor will conduct the defense in a prudent manner and will keep the Indemnitee reasonably informed as to the status of the defense. The Indemnitee will cooperate with the defense and may retain separate counsel at its own expense to participate in, but not control, the defense. Neither party may settle a Claim without the consent of the other, and that consent may not be unreasonably withheld or delayed.

32.4
If the Indemnitor does not timely assume the defense, the Indemnitee will have the right (but no duty) to defend or settle the Claim at the risk of the Indemnitor. The Indemnitor will reimburse the Indemnitee for its expenses (including reasonable attorney’s fees) of defending or settling the Claim.

33	Force Majeure

33.1
A party will be excused from performing its obligations under this Agreement to the extent that its performance is delayed or prevented by an event that the party could not control, could not reasonably anticipate when the obligation was undertaken, and could not avoid through the exercise of due diligence (“force majeure”). To be excused, the party claiming force majeure must promptly notify the other and exercise due diligence to avoid, remove or overcome the force majeure. In the event that Altairnano’s performance is excused because of a force majeure, Elanco may replace the part of Altairnano’s performance that is delayed or prevented from another source. Altairnano’s compensation will be equitably adjusted. The following is a non-exclusive list of examples that may qualify as a force majeure: fire, explosion, general labor strikes, acts of God, natural disasters, war, insurrection, civil strife, government acts, and acts of terrorism.

GENERAL TERMS AND CONDITIONS

34	Independent Contractor

34.1
In performing its obligations under this Agreement, Altairnano will be acting solely as an independent contractor and not in the capacity of an agent, partner, joint-venturer or other such capacity. Neither Altairnano nor Elanco will have the authority to bind, commit or incur any liability on behalf of the other or to otherwise act in any way as agent or representative of the other party.

34.2
Neither Altairnano, its Employees, its Subcontractors nor its Subcontractors’ Employees will be considered employees of Elanco for any purpose. Elanco will not withhold any taxes, pay any Social Security, pay unemployment compensation, or furnish worker’s compensation for any of them, and Elanco will not provide any employment benefits to any of them.

35	Succession, Assignment and Delegation

35.1
Altairnano will not, in whole or in part, delegate obligations or duties of performance, or assign rights under this Agreement (other than assignment of Altairnano’s right to receive money) without Elanco’s prior written consent, which consent Elanco may withhold or condition in its absolute discretion. Any such attempted delegation or assignment without Elanco’s written consent will be void.

35.2
Should Elanco consent to Altairnano’s use of a Subcontractor, Altairnano will be fully responsible to Elanco for any portion of the performance of this Agreement by Altairnano’s Subcontractors, to the same extent as if that performance was rendered directly by Altairnano.

36	Severability

36.1
If a provision of this Agreement is held to be unenforceable, the other provisions will remain in effect. If possible, the offending provision will be modified to the slightest degree necessary to make it enforceable, remaining as close as possible to the parties’ original intent for the provision. If not possible, the offending provision will be stricken.

37	Contract Interpretation

37.1	The meaning of a provision of this Agreement will be considered in context with other provisions of the Agreement.

37.2	The following principles apply to the construction of this Agreement unless the construction is plainly contrary to the intent of the parties:

37.2.1	Where language has a generally prevailing meaning, it is interpreted in accord with that meaning;

37.2.2	Technical terms and terms of art are given their technical meaning when used in a transaction within their technical field;

37.2.3	Singular words may be treated as plural and plural words may be treated as singular; and

37.2.4	Masculine gender words may be treated in the feminine and feminine gender words may be treated as masculine.

37.3
In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run is not included. The last day of the period so computed is included, unless it is a Saturday, a Sunday, or a Business Holiday.

38	Choice of Law

38.1	This Agreement will be governed in all respects by the laws of New York, excluding its rules on conflict of law.

39	Choice of Forum

39.1	Any action related to this Agreement will be brought and maintained exclusively in Marion County, Indiana.

40	Survival

40.1
The expiration, termination or cancellation of this Agreement will not extinguish the rights of either party that accrue prior to expiration, termination or cancellation or any obligations that extend beyond termination, expiration or cancellation, either by their inherent nature or by their express terms.

41	No Waiver

41.1	No provision of this Agreement is waived unless the waiver is in writing and signed by an authorized representative of the party granting the waiver.

41.2	No delay in exercising any right, power or privilege under this Agreement will operate to waive completely or partially any present or future exercise of that right, power or privilege.

42	Notice

42.1	Unless specifically directed otherwise in the Agreement, whenever written notice is required by this Agreement, it must be delivered to the attention of the individual indicated below by:

42.1.1	certified mail, postage pre-paid, return receipt requested,

42.1.2	hand delivery,

42.1.3	commercial overnight delivery service such as Federal Express or United Parcel Service, or

42.1.4	facsimile.

42.2	Either party may change its address for notices by written notice to the other.

42.3	Notice is effective when received. If delivery of any written notice under this Agreement cannot be made despite the exercise of diligent efforts, the requirement to give notice is excused.

42.4	For notice to Elanco:

Deliver notices to:	Send a copy to:	If the Agreement calls for a copy to Lilly’ legal counsel, send it to:
Address: Elanco Animal Health A Division of Eli Lilly and Company 2001 West Main Street P.O. Box 708 Greenfield, IN 46140	Address: Eli Lilly and Company Elanco Corporate Center Indianapolis, IN 46285	Address: Eli Lilly and Company Elanco Corporate Center Indianapolis, IN 46285
Attention: CMC Project Leader	Attention: Global Sourcing Manager	Attention: Legal - Commercial Transactions
Facsimile: (317) 277-4993	Facsimile: (317) 276-8508	Facsimile: (317) 433-6610

42.4.1	For notice to Altairnano:

Deliver notices to:	Send a copy to:	If the Agreement calls for a copy to Altairnano’s legal counsel, send it to:
Address: Altairnano, Inc. 204 Edison Way Reno, NV 89502	Address: Altairnano, Inc. 204 Edison Way Reno, NV 89502	Address: Altairnano, Inc. 204 Edison Way Reno, NV 89502
Attention: Doug Ellsworth	Attention: Toni Bondi	Attention: Jeff McKinney
Facsimile:(775)856 -1619____	Facsimile: :(775)856 -1619	Facsimile: :(775)856 -1619

43	Integrated Agreement and Amendments

43.1
This Agreement (including any documents referenced by it) is the final, complete and exclusive expression of all the statements, promised, terms and conditions within its scope for ***. It supersedes all prior agreements or promises, whether written or oral, within its scope. Neither party relies upon any representation whatsoever by the other party, other than representations in this Agreement.

43.2
No amendment to this Agreement will be binding on either party unless it is in writing and signed by an authorized representative of each party or executed in another manner expressly provided b this Agreement. Such an amendment does not require the consent or agreement of any third party, even if the third party is beneficiary of this Agreement.

44	Execution

44.1	This document represents a binding contract when, and only when, it is signed below by authorized representatives of both parties.

44.2
This document may be executed in separate identical copies (counterparts), each of which is considered an original, but all of which, when taken together, are one agreement. Delivery of an executed counterpart by Electronic or facsimile transmission is as effective as delivery of an original written counterpart.

On behalf of Altair Nanotechnologies, Inc.:	On behalf of Eli Lilly and Company
Signed: /s/	Signed: /s/
Name:	Name:
Title:	Title:
Date: September 25, 2007	Date: September 24, 2007

Exhibit A
Definitions

A.1	Capitalized Terms

A.1.1	Affiliate of a party means any entity that controls, is controlled by, or is under common control with that party. One entity is deemed to control the other if and only if it directly or indirectly

A.1.1.1	owns more than fifty percent (50%) of the equity in the other; or

A.1.1.2	controls more than fifty percent (50%) of the voting rights of the other.

A.1.2	Agreement means the document this exhibit is attached to and all of its exhibits.

A.1.3
API or Active Pharmaceutical Ingredient means the active pharmaceutical ingredient provided by Altairnano to Elanco to be incorporated into finished therapeutic pharmaceutical Products. The API for a particular project is identified in Exhibit D.

A.1.4
Applicable Law means any statute, law, treaty, rule, code, ordinance, regulation, permit, interpretation, certificate or order of a Government Authority, or any judgment, decision, decree, injunction, writ, order subpoena, or like action of any court, arbitrator or other government entity.

A.1.5	cGMP (current Good Manufacturing Practises) means the current good manufacturing practices described in U.S. 21 CFR, Parts 210 et seq., as amended and any similar requirement of other jurisdictions.

A.1.6	Claim includes claims, demands, lawsuits, administrative proceedings or similar actions.

A.1.7	Compensation means Altairnano’s compensation for performance under this Agreement established in Exhibit B.

A.1.8
Deliverables means any materials, articles, substances, models, samples, software, data, records, reports, notices, documents, photographs, video recordings, audio recordings, drawings, designs, specifications, information and the like (whether physical, Electronic, magnetic or other form) that Altairnano is specifically obligated to furnish Elanco or that are identified as Deliverables in this Agreement.

A.1.9	Effective Date is the first day the Agreement is in effect.

A.1.10	Electronic relates to technology having electrical, digital, magnetic, wireless, optical, electromagnetic, or similar capabilities.

A.1.11	Employee means an employee, officer, director, or Temporary Contract Worker of Altairnano.

A.1.12	Expiration Date is the day the term of the Agreement expires if it is not cancelled or terminated sooner.

A.1.13	Fault means any breach of a covenant, representation or warranty under this Agreement; negligence or gross negligence; and any willful, wanton, or intentional misconduct, whether by act or omission.

A.1.14
Government Authority means any state, local or foreign government entity, authority, agency, instrumentality, court, tribunal, regulatory commission or other body, whether legislative, judicial, administrative or executive (or a combination or permutation thereof), and any arbitrator to whom a dispute has been presented under government rule or by agreement of the parties with an interest in such dispute.

A.1.15	Indemnitee is a Person with a right to be indemnified.

A.1.16	Indemnitor is a Person with an obligation to indemnify another Person.

A.1.17
Intellectual Property means all inventions, know-how, original expressions of ideas embodied in a tangible form, trademarks, trade secrets, and the like that are afforded (or may be afforded upon action by a Government Authority, such as the United States Patent Office) property rights (or quasi-property rights) including patents, copyrights, trademarks, trade secrets, publicity rights, privacy rights, and moral rights (such as rights of attribution and integrity).

A.1.18
Elanco’s Confidential Information means information that Altairnano receives from Elanco or develops in performing this Agreement that is nonpublic, confidential, or proprietary in nature to Elanco and includes third party information that Elanco is obligated to maintain in confidence. The confidential nature of information is not affected by the manner of its communication to or acquisition by Altairnano, whether by oral, visual, written, Electronic or other means. Elanco’s Confidential Information does not include information that Altairnano can show

A.1.18.1	it already lawfully knew prior to receiving it from Elanco,

A.1.18.2	it lawfully obtained from a third party that was under no obligation to another party to this Agreement to maintain the information in confidence,

A.1.18.3	it developed independently, or

A.1.18.4	became known to the general public through no Fault of Altairnano.

A.1.19
Elanco’s Property means any Intellectual Property and other personal property, both tangible and intangible, owned solely or jointly by Elanco, whether such ownership arises under this Agreement or otherwise.

A.1.20
Loss includes losses, damages, costs, or expenses (including interest, penalties, attorney fees, accounting fees, and expert witness fees) recoverable at law or in equity, whether sounding in contract, tort, strict liability or other theory.

A.1.21	Minimum Yield means the minimum yield, if any, specified in Exhibit B.

A.1.22	Person includes an individual, partnership, corporation and association.

A.1.23	Product means the product specified in Exhibit D.

A.1.24	Product Specifications means the product specifications identified in Exhibit D.

A.1.25	Project means the Services and Deliverables specified in Exhibit B.

A.1.26	Project Specifications means the specifications of the Services and Deliverables.

A.1.27	Quality Agreement means the document attached Exhibit E and which sets out the parties respective responsibilities for Product quality.

A.1.28
Record means without limitation, all information, data, text, images, sounds codes, source codes, computer programs, software, data bases or the like, used, created or obtained in the performance of this Agreement, inscribed in tangible medium or stored in an Electronic or other medium and that is retrievable in perceivable form.

A.1.29	Services means that particular services that Altairnano is to provide on a Project.

A.1.30
Subcontractor means any individual, partnership, corporation, association or other entity that performs any of the obligations of Altairnano under this Agreement, whether in privity to Altairnano or in privity to another Subcontractor.

A.1.31
Temporary Contract Worker means an individual other than an employee engaged by Altairnano to fulfill any of its obligations under this Agreement at the direction of Altairnano. The term includes self-employed individuals such as “freelancers”, employees of other “leased” to Altairnano, and individuals made available to Altairnano by temporary employment agencies and the like.

A.1.32
Work Product means all information works of authorship, trademarks, articles, materials, artwork, drawings, text, specifications, calculations reports in versions, discoveries, processes, improvements software and other documentation and material created, developed, conceived or first reduced to practice by Altairnano, alone or with others related to Services rendered for Elanco under this Agreement or which derive from information or materials Altairnano has received from Elanco.

A.2	Names of segments of the Agreement

A.2.1	Segments of this Agreement with headings in bold type and numbered either as 1 or A.1 are called sections.

A.2.2	Segments of this Agreement numbered as either 1.1 or A.1.1 are called subsections.

A.2.3	Segments of this Agreement numbered as either 1.1.1 or A.1.1.1 are called clauses.

Exhibit B
Project Specifications

PROJECT SPECIFICATIONS

B.1	Project Description

Tasks and Milestones	Due Date

Analytical Methods Development
Reference Standard Program	***
Analytical and Microbial Method Development Report	***
VICH Residual Solvent Profile	***
VICH Impurity Profile	***
Drug Substance Characterization including Structural Confirmation	***
VICH Forced Degradation Studies	***
Analytical and Microbial Method Validation protocols and Reports	***
Analytical and Microbial method Transfer to Altairnano Facility	***

Process Development	***
Demonstration Batch at Scale with VICH Stability	***
Development History Report / Development Pharmaceutics Report	***
Process Flow Document	***
Master Batch Record	***
Specification Justification Document	***
MSDS	***
Product Specification Document (Revise as necessary)	***
Cleaning Protocol	***
Documents Required for Elanco Manufacturability Review 2/3	***
CMC Common Technical Document/DMF/ASMF for Submissions	***
***
Validation Master Plan and Protocols	***
Cleaning Validation protocols	***
Development History Report	***
Documents Required for Elanco Manufacturability Review 4	***
Validation Reports	***
Documents Required for Elanco Manufacturability Review 5	***

Product
Clinical Trial (CT) / Registration Batches	***
Validation Batches	***

Manufacturing Services
CT Production Build out	***
CT Facility Lease	***
CT Registration Batch VICH Stability	***
Validation Batch Stability	***
*** Manufacturing Reservation	***
*** Manufacturing Reservation	***

Supplier Qualification
Quality Agreement	***
Quality Audit by Elanco Development QA	***
cGMP Compliant CT manufacturing Facility Qualification by Elanco Dev. QA	***
cGMP Compliant Commercial manufacturing Qualification by Elanco Commercial QA	***
Regulatory Pre-Approved Inspections	***

International Cooperation on Harmonization of Technical Requirements for Registration
of Veterinary Medicinal Products (VICH)

B.2	Product Information

Altairnano will manufacture and supply Product which meets the Product Specifications attached to the Agreement as Exhibit D. Altairnano will manufacutre Product for Elanco at its qualified facility(ies).

Altairnano will manufacture and supply Product to Elanco as described in and the Quality Agreement. The Quality Agreement is attached to the Agreement as Exhibit E.

B.3	Shipping Shipping instructions, including conditions, will be communicated at the time of Product manufacture.

COMPENSATION

B.4	Products

Tasks and Milestones	Compensation

Analytical Methods Development	$187,400
Reference Standard Program
Analytical and Microbial Method Development Report
VICH Residual Solvent Profile
VICH Impurity Profile
Drug Substance Characterization including Structural Confirmation
VICH Forced Degradation Studies
Analytical and Microbial Method Validation protocols and Reports
Analytical and Microbial method Transfer to Altairnano Facility

Process Development	$1,073,000
Demonstration Batch at Scale with VICH Stability
Development History Report / Development Pharmaceutics Report
Process Flow Document
Master Batch Record
Specification Justification Document
MSDS
Product Specification Document (Revise as necessary)
Cleaning Protocol
Documents Required for Elanco Manufacturability Review 2/3
CMC Common Technical Document/DMF/ASMF for Submissions

Validation Master Plan and Protocols
Cleaning Validation protocols
Development History Report
Documents Required for Elanco Manufacturability Review 4
Validation Reports
Documents Required for Elanco Manufacturability Review 5

Product
Clinical Trial (CT) / Registration Batches	$	***/kilogram
Validation Batches	$	***/kilogram

Manufacturing Services
CT Production Build out	$320,000
CT Facility Lease	$122,400
CT Registration Batch VICH Stability	$88,000
Validation Batch Stability	$162,200
*** Manufacturing Reservation	$277,000
****Manufacturing Reservation	$277,000

Exhibit C
Insurance

C.1	Policies

C.1.1
Altairnano will maintain insurance policies described in the table below that cover all relevant acts (i.e., occurrences, or accidents, or errors and omissions, as appropriate to the policy) rel this Agreement on the part of Altairnano and anyone for whose acts Altairnano may be liable.

C.1.2	To the extent that Altairnano’s policies do not cover acts of its Subcontractors, Altairnano will cause each of its Subcontractors to carry policies satisfying this Exhibit.

C.1.3	Each policy will have limits no less than those listed in the table.

C.1.4	Each policy (other than any umbrella liability policy) will furnish first-dollar coverage (i.e., zero deductible or self-insured retention).

C.1.5	Each policy other than workers’ compensation will name Elanco as an additional isured.

C.1.6	Each policy will contain a waiver of subrogation in favor of Elanco.

C.2	Insurers

C.2.1	Each of the policies will be underwritten by insurers having a Best rating of A, XV or better.

C.3	Certificates

C.3.1
Before beginning work under this Agreement, Altairnano will furnish Elanco a certificate of insurance for each policy, which states that the insurer will (at a minimum) endeavor to notify Elanco at least thirty (30) days in advance of any cancellation.

Policy	Limits
Commercial general liability
$2,000,000 general aggregate (other than products-completed operations)
$2,000,000 products-completed operations aggregate
$1,000,000 personal and advertisers injury
$1,000,000 each occurrence
$1,000,000 Damage to rented premises

Worker’s compensation	As required by Applicable Law
Employer’s liability	$500,000 for accident coverage, each accident $500,000 for disease coverage, per employee $500,000 for disease coverage, aggregate
Automobile liability	For split-limit policies: $1,000,000 bodily injury, per individual $1,00,000 bodily injury, per accident $1,000,000 property damage or For combined single-limit policies: $1,000,000 per accident

Umbrella liability following from the above policies (excluding worker’s compensation in Indiana and Nevada)	$10,000,000

Exhibit D
Product Specifications

***

Exhibit E
Quality Agreement

E.1
Currently, at the time of this Development Services Agreement approval, Altairnao’s facitilities and Quality Systems are in development. As a component of Elanco’s supplier qualification program a Quality Agreement must be established. A Quality Agreement must be established according to the schedule in Exhibit B. Below is a common table of contents for a Quality Agreement.

Development Quality Agreement
between
Elanco Animal Health
and
Altair Nanotechnologies, Inc.

Table of Contents

Purpose: 2

Scope: 2

History of Revisions: 2

Relationship to other agreements: 2

Definitions: 2

Quality 3
- General Expectations 3
- Personnel Qualifications 3
- Access 3
- Batch Disposition 4
- Batch Certification for EU countries 4
- Quality Issue Notification 5
- Deviations 5
- Corrective and Preventative Actions 6
- Change 6
- Rework/Reprocess 6
- Withdrawals 6
- Returned Materials 7
- Regulatory Investigations 7
- Complaints 7
- Subcontractors 8
- Record Retention 8
- Quality Plan 8

Laboratory 8

Materials 10

Production (API) 14

Production (Drug Product) 14

Packaging and Labeling 15

Facilities / Equipment / Utilities 16

Computer Systems 17

Approval Signatures 18